UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Two Harbors Investment Corp.
(Name of Registrant as Specified In Its Charter)

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TWO HARBORS INVESTMENT CORP.

590 Madison Avenue, 36th Floor

New York, New York 10022

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2015

The following information supplements and amends the proxy statement dated March 26, 2015 (the “Proxy Statement”) of Two Harbors Investment Corp. (“we,” us,” “our,” the “Company” or “Two Harbors”) furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for our 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Except as amended or supplemented by the information contained herein, all information set forth in the Proxy Statement, including the Two Harbors Second Restated 2009 Equity Incentive Plan filed as Appendix A, remains accurate and should be considered in casting your vote in person or by proxy at the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission (“SEC”) and being made available to stockholders on April 27, 2015.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THE SUPPLEMENTAL DISCLOSURES SET FORTH HEREIN SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on March 19, 2015 are entitled to receive notice of and vote at the Annual Meeting. We believe that the disclosures in our Proxy Statement were fulsome, satisfied applicable disclosure obligations, and provided sufficient information to allow our stockholders to make an informed decision with respect to each of the proposals. The following supplemental disclosure is therefore in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules.

Supplemental Proxy Disclosures

The supplemental disclosures set forth below apply only to the referenced sections of the Proxy Statement. Changes are marked with new text underlined and deleted text marked with strikethrough. These additional disclosures clarify certain statements in the description of Proposal 3:

The second and third bullets of the fourth paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN—Introduction” (page 32) are hereby amended to read as follows:

•      “establishing, in the case of grants intended to qualify for relief from the limitations of Section 162(m), the maximum number of shares with respect to which options may be granted over any three-year period to any grantee as 1,500,000;

•      establishing the maximum number of shares that may underlie grants intended to qualify for relief from the limitations of Section 162(m), other than options, over any three-year period to any grantee as 600,000;”

The paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN— Summary of the Principal Features of the 2015 Restated Plan—Available Shares” (page 33) is hereby amended to read as follows:

“The 2015 Restated Plan provides for grants of common stock, restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 13,000,000 shares available for issuance under the plan. The maximum number of shares that may underlie awards intended to qualify for relief from the limitations of Section 162(m) over any three-year period to any eligible person may not exceed 1,500,000 as options and 600,000 as other grants. The 2015 Restated Plan would permit us to grant awards that are not subject to such per-person Section 162(m) limits if such awards are not intended to qualify for such a performance-based exemption.  If an award granted under the 2015 Restated Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, the shares underlying any phantom shares or DERs paid out in cash, the underlying shares may again be made the subject of grants under the 2015 Restated Plan. The 2015 Restated Plan shall remain available until all shares available for grant have been awarded and all grants have been settled although the Board may terminate the plan at any earlier time. Plan termination will not affect the rights and obligations of those with outstanding grants then in effect. No award may be granted under the 2015 Restated Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.”

The second paragraph under “PROPOSAL 3: APPROVAL OF TWO HARBORS SECOND RESTATED 2009 EQUITY INCENTIVE PLAN— Summary of the Principal Features of the 2015 Restated Plan— Federal Income Tax Consequences” (page 36) is hereby amended to read as follows:

Internal Revenue Code Section 162(m) generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m). ~~We intend that options granted under the 2015 Restated Plan will qualify as performance-based compensation under Section 162(m).  In addition, other~~ Certain awards under the ~~v~~2015 Restated Plan, such as restricted stock, phantom shares, DERs and other stock-based awards, unless issued as performance-based grants, generally will not qualify as performance-based compensation under Section 162(m), so that compensation paid to executive officers in connection with such awards may not be deductible.

Important Additional Information

No changes are being made to the proxy card for the Annual Meeting. If you have already submitted a vote, you do not need to complete an additional proxy card or otherwise submit new voting instructions unless you wish to change your vote. Your vote will be tabulated as instructed. If you have already submitted a vote but wish to change your vote, you may revoke your prior vote by following the instructions in the Proxy Statement, as supplemented. Our Proxy Statement and 2014 Annual Report are available at: www.proxyvote.com and www.twoharborsinvestment.com.

Two Harbors, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Two Harbors’ stockholders in connection with the Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Two Harbors’ stockholders generally, are set forth in the Proxy Statement.